                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: March 19, 2002

                            Internet Recreation, Inc.
             (Exact Name of registrant as specified in its Charter)

         Florida                   333-68020                69-0939305
(State of Incorporation)     Commission File No.          (IRS Employer
                                                       Identification No.)

19489 Colorado Circle, Boca Raton, FL                            33434
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number (561)470-9972

(Registrant's former name and address, if changed since last report)

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNT.

Pursuant to Item 304 of Regulation S-B the Registrant states:

(a)  (1) On March 18, 2002, the Registrant changed accountants from Durland &
Company, CPAs P.A. to Stark Winter Schenkein & Co., LLP.

     (i)  The Registrant decided not to reappoint Durland & Company, CPAs P.A.
          as its independent accountant;

     (ii) The financial statements reported on by Durland & Company, CPAs P.A., were not subject to an adverse or qualified opinion, or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles during the past two fiscal years, and the interim period through March 18, 2002, except that the financial statements for the years ended December 31, 2000 and 1999 contained going concern qualifications;

     (iii)The decision to change accountants was approved by the Registrant's
          Board of Directors; and

     (iv) (A) There were no disagreements related to accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years and the interim period through March 18, 2002.

          (B) Not applicable;

          (C) Not applicable;

          (D) Not applicable; and

          (E) Not applicable.

(2)  On March 18, 2002, the Registrant engaged Stark Winter Schenkein & Co.,
LLP, as its independent accountants.

     (i)  The Registrant did not consult with Stark Winter Schenkein & Co., LLP, its new independent accountants, regarding any matter prior to its engagement; and

     (ii) Not applicable.

(3)  The Registrant has provided to Durland & Company, CPAs P.A., its former accountants, a copy of the disclosures contained in this Item 4 and the
Registrant has requested a letter from Durland & Company, CPAs P.A. addressed to the Commission, confirming the statements made by the Registrant in this Item 4.
A copy of such letter is attached hereto.

(b)     Not applicable.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits

(16.2) Letter from Durland & Company, CPAs P.A. pursuant to Item 304(a)(3) of
Regulation S-B

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Internet Recreation, Inc.
Dated: March 19, 2002

                                                     /s/ Cathy Williamson
                                                     By: Cathy Williamson
                                                     Title: President